UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2009

Westell Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-27266	36-3154957
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

750 North Commons Drive, Aurora, Illinois 60504

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (630) 898-2500

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 13, 2009, the Board of Directors of Westell Technologies, Inc. (the “Company”) appointed Mr. James M. Froisland and Mr. Bruce D. Swail to the Company’s Board of Directors. Mr. Froisland will serve on the finance and audit committees and Mr. Swail will serve on the compensation and technology committees.

As a result of Mr. Froisland’s election to the audit committee, the Company believes that it has regained compliance with Nasdaq Marketplace Rule 4350(d)(2), which requires an issuer’s audit committee to consist of at least three independent members, each of whom must meet certain requirements. In addition, Mr. Froisland qualifies as an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission.

Mr. Froisland is currently the Senior Vice President, Chief Financial Officer, Chief Information Officer and Corporate Secretary for Material Sciences Corporation (NYSE: MSC), a position he has served since June 2006. Prior to this role, Froisland served as Senior Vice President, Chief Financial Officer and Chief Information Officer for InteliStaf Healthcare, Inc., a private provider of healthcare staffing services from 2002. He previously held executive and senior financial, accounting and information technology positions with a number of companies, including Burns International Services Corporation, Anixter International Inc., Allsteel, Inc., Budget Rent A Car Corporation and The Pillsbury Company. Mr. Froisland started his career with the public accounting firm, KPMG LLP and is a Certified Public Accountant. Mr. Froisland has a Master of Business Administration degree in management information systems from the University of Minnesota and Bachelors of Arts degrees in math and accounting from Luther College.

Mr. Swail is the current CEO of USRobotics, a position he has held since January 2008. He was previously with Flextronics where he served as Vice President and General Manager of the Digital MultiMedia division from 2006, which provides Electronics Manufacturing Services (EMS) and Original Design Manufacturer (ODM) services to major set top box OEMs. Prior to Flextronics, Swail had a 20-year career at Motorola in various business, operations and engineering positions during the pioneering days of Wi-Fi and wireless data communications. In his last role at Motorola, Swail was Vice President and General Manager of Telecom Access Solutions in Motorola’s Broadband Communications segment. Swail has an M.B.A. and a B.Sc. in Electrical Engineering, both from The University of Manitoba, Canada. He is the author of two US patents in wireless data communications.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTELL TECHNOLOGIES, INC.
Date: March 19, 2009	By:	/s/ Amy Forster
Amy Forster
Chief Financial Officer

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